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                                                                    EXHIBIT 10.1





                               GAMING DEVELOPMENT

                                    AGREEMENT

                          FOR CLASS III GAMING FACILITY

                                     BETWEEN

                                THE NIPMUC NATION
                          A FEDERALLY RECOGNIZED TRIBE

                                       AND

                                LAKES NIPMUC, LLC
                      A MINNESOTA LIMITED LIABILITY COMPANY



                               DATED: JULY 5, 2001


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         THIS DEVELOPMENT AGREEMENT, is made and entered into this 5th day of
July, 2001 by and between The Nipmuc Nation, which is or will be a federally recognized Indian tribe (hereinafter referred to as "the Tribe"), located in the Commonwealth of Massachusetts, with tribal offices located at 156 Worcester-Providence Road, Suite 28, Sutton Square Mall, Sutton, Massachusetts 01590 and Lakes Nipmuc, LLC, a Minnesota limited liability company (hereinafter referred to as "Developer"), whose business office is located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.


                                    RECITALS

         A. The Tribe is or will be a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

         B. The Tribe intends to acquire lands which the United States government will hold in trust for gaming purposes for the benefit of the Tribe ("Tribal Lands") and over which the Tribe will possesses sovereign governmental powers.

         C. In compliance with the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. ss.2701 et seq. as it may from time to time be amended, the Tribal Council of the Tribe will enact a tribal ordinance regulating the operation of gaming activities on Tribal Lands (hereinafter referred to as the "Gaming Ordinance"), creating the Nipmuc Gaming Commission, and authorizing Class II and Class III gaming on its Tribal Lands subject to the provisions of the Gaming Ordinance and a Tribal-State Compact or gaming procedures issued by the Secretary of the U.S. Department of the Interior.

         D. The Tribe is committed to using any gaming activities to provide employment and improve the social, economic, education, and health needs of its members; to increase the revenues of the Tribe; and to enhance the Tribe's economic self-sufficiency and self-determination.

         E. The Tribe presently lacks the resources to develop and construct a gaming facility and enterprise on its own and desires to retain the services of a developer, with knowledge and experience in the gaming industry, to assist the Tribe with financing, developing, and constructing a Class III Gaming facility and related resort facilities on property acquired for the Project and held in trust for gaming purpose for the Tribe by the United States.

         F. The Developer has represented to the Tribe that it has the financial capacity to provide and secure financing for the funds necessary to develop and construct the Facility, as defined herein, and Developer agrees to assist the Tribe in obtaining the capital investment necessary to the development of the Facility.




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         G. This Development Agreement will commence on the date that this
Development Agreement is executed by the parties and, subject to the terms of
Section 2.14 hereof, shall continue for a term as described in Section 2.14, unless otherwise provided herein.

         H. The Tribe and Developer desire to enter into agreements whereby the preliminary Facility design and development work (but not the Facility construction) may proceed prior to receipt of necessary regulatory approvals.

         I. The Tribe and Developer desire to take all steps reasonably possible prior to the receipt of the necessary regulatory approvals: (i) to obtain a preliminary commitment for financing of the Facility, (ii) to select and develop the site for the Facility, (iii) to design the Facility, and (iv) to enter into contracts to construct and equip the Facility so that the Facility can be opened to the public as soon as possible after the receipt of all necessary regulatory approvals.

         J. Developer desires to advance to the Tribe, subject to the terms and conditions of the Transition Loan described herein, sums sufficient to finance performance of the preliminary development work described immediately above and for other purposes. The Tribe and Developer agree that all sums previously advanced to the Tribe by Lakes Gaming and Resorts, LLC under their letter agreements dated August 9, 2000 and February 1, 2001 (the "Letter Agreements") shall constitute advances by Developer to the Tribe hereunder, be credited to Developer's obligations hereunder, and shall be subject to and repayable under the terms of the Transition Loan herein.

         K. The Tribe has selected Developer, and the Developer has agreed, to assist the Tribe in obtaining permanent financing for the Project, subject to the terms and conditions of the Facility Loan described herein, and to furnish technical experience and expertise for the development and design of the Project, and for contracting for the construction, furnishing and equipping of the Project.

         L. Any dispute regarding this Development Agreement between the parties or any other Transaction Documents is to be subject to the dispute resolution and governing law provisions contained herein, as well as the Resolution of Limited Waiver attached hereto.

         NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Tribe and Developer agree as follows:




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                                    ARTICLE 1
                                   DEFINITIONS

         As they are used in this Development Agreement, the terms listed below shall have the meaning assigned to them in this Article:

         1.1 "Approved Construction Budget" means the budget prepared in the manner set forth in Section 2.2(b) herein in connection with the development and construction of the Facility, which has been approved by Developer and the Tribe.

         1.2 "Architect"shall have the meaning described in Section 2.2(a) herein.

         1.3 "BIA" means the United States Department of the Interior Bureau of Indian Affairs.

         1.4 "Class II Gaming" means games as defined in 25 U.S.C ss. 2703(7)(A), as such law may be amended and as defined by the National Indian Gaming Commission in 25 C.F.R. ss. 502.3 and amendments thereto, but only to the extent such games are authorized by tribal ordinance and licensed by the Gaming Commission.

         1.5 "Class III Gaming" means all gaming that is not Class I or Class II Gaming as defined in the IGRA, including, but not limited to, the forms of gaming listed as Class III games by the National Indian Gaming Commission in 25 C.F.R. ss. 502.4 and amendments thereto, but only to the extent such gaming is allowed by a Tribal-State Compact or gaming procedures issued by the Secretary, tribal ordinance, and licensed by the Gaming Commission.

         1.6 "Commencement Date" means the first day upon which the Facility is open to the public to engage in Class III Gaming activities.

         1.7 "Completion" means the completion of the Facility, or portions thereof, in substantial accordance with the Plans and Specifications, as evidenced by a completion certificate from the Architect that the Facility, or portions thereof, have been substantially completed in accordance with the Plans and Specifications, and by the issuance of a certificate of occupancy by the tribal governmental agency having jurisdiction, and certificates of such professional designers, inspectors or consultants or opinions of counsel, as Developer may reasonably determine to be appropriate, verifying construction and furnishing of the Facility is in compliance with all Legal Requirements.

         1.8 "Construction Contract" means the contract between the Tribe and the General Contractor described in Section 2.4(b) herein.

         1.9 "Costs of Construction" means the total of all hard and soft costs incurred by the Tribe or Developer pursuant to this Development Agreement in the aggregate to develop, construct and complete the Facility, including, without limitation, labor, materials, all furniture, fixtures and equipment (including gaming equipment) necessary for the opening of the Facility to




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the public, builder's risk insurance, surveys, permits, interest on the Facility
Loan or Transition Loan incurred prior to the opening of the Facility to the public, payment and performance bonds, architectural and engineering plans and services, legal and accounting services, and a resort feasibility study, but excluding Initial Costs of Operation. The final amount of costs to be included in the Costs of Construction shall be determined by mutual agreement of the parties and shall be documented in the Approved Construction Budget.

         1.10 "Design Agreement" means the contract between the Tribe and the Architect described in Section 2.2(a) herein.

         1.11 "Development Agreement" shall mean this Development Agreement that deals with the development and construction of the Facility, as the same may be amended or modified.

         1.13 "Developer" means Lakes Nipmuc, LLC, a Minnesota limited liability company with its business office located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

         1.14 "Dominion Account" shall have the meaning described in Section 2.8(a) of the Management Agreement.

         1.15 "Dominion Account Agreement" shall mean the Dominion Account Agreement to be executed by the Tribe in favor of the Developer in the form of Exhibit F attached hereto.

         1.16 "Effective Date" means the effective date of the Management Agreement as determined pursuant to Section 2.19 of the Management Agreement.

         1.17 "Enterprise" means the business enterprise of the Tribe created to engage in Class II and/or Class III Gaming at the Facility, and which shall include any other lawful commercial activity allowed in or near the Facility including, but not limited to, operating and managing office space, kids arcade, child care facility, hotel with swimming pool and golf course, restaurant, RV park, retail stores, entertainment facilities, or the sale of fuel, food, beverages, alcohol, tobacco, gifts, and souvenirs.

         1.18 "Facility" means the permanent buildings, structures and improvements used by the Enterprise for its gaming and incidental operations located on the Gaming Enterprise Site and all Furnishings and Equipment.

         1.19 "Facility Loan" means the loan arranged by Developer for the Tribe, as borrower, in the aggregate principal amount equal to the Initial Costs of Operation and Costs of Construction, which Facility Loan shall be further evidenced by the Facility Note if advanced by Developer and other loan documentation as further defined herein.

         1.20 "Facility Note" means the promissory note evidencing the Facility Loan substantially in the form attached hereto as Exhibit H, together with all amendments, substitutions and renewals thereof.




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         1.21 "Furnishings and Equipment" shall mean all fixtures, furniture, furnishings and equipment required for the operation of the Enterprise in accordance with the standards set forth in this Development Agreement, including, without limitation:

                  (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

                  (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

                  (iii)    office furnishings and equipment;

                  (iv) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

                  (v) hotel equipment (to the extent a hotel is included in the Enterprise);

                  (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Development Agreement.

         1.22 "Gaming Commission" means the Nipmuc Gaming Commission established, or to be established, by The Nipmuc Nation Gaming Ordinance, as amended (which ordinance must be approved by the NIGC), with authority to license and regulate gaming activities on Tribal Lands and which is a subordinate governmental entity of the Tribe and is entitled to all sovereign governmental immunity of the Tribe;.

         1.23 "Gaming Enterprise Site" shall mean the lands to be made Tribal Lands and to be used as the site for constructing the Facility and operating the Enterprise, described on attached Exhibit A, which will be in held by the United States government in trust for gaming purposes for the Tribe, and which meets the requirements of United States of America to be accepted in trust for the Tribe for Class II and Class III Gaming purposes.

         1.24 "General Contractor" shall mean the person or entity selected by the Tribe and approved by Developer pursuant to Section 2.4 herein to construct the Facility.

         1.25 "Generally Accepted Accounting Principles" or "GAAP" means those principles defined by the Financial Accounting Standards Board consistently applied to the gaming industry practice.




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         1.26 "Governmental Authorities" means the United States federal government, the BIA, the State, the State Gaming Agency, the Tribal Council, the National Indian Gaming Commission, the Gaming Commission, and any court, agency, department, commission, board, bureau or instrumentality, or any of them to the extent each has legal jurisdiction over the Class II and Class III Gaming activities to be conducted by the Enterprise, Tribal Lands, the construction and operation of the Facility and Enterprise thereon, or Developer's performance under this Development Agreement.

         1.27 "Guaranty" shall mean the guaranty of Lakes Gaming, Inc. described in Section 7.1 herein in the form attached hereto as Exhibit I.

         1.28 "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, as codified at 25 U.S.C.ss.ss.2701 et. seq., as such may be amended from time to time.

         1.29 "Initial Costs of Operation" means all Costs of Operation advanced to the Tribe pursuant to Section 2.8 herein, prior to the opening of the Facility to the public, including, but not limited to, advance payments or deposits to providers of goods and services, cash for bankrolls and slot hoppers, pre-opening payroll, cash for payment of prizes, legal, licensing, marketing, employee hiring and training, and all costs associated with grand opening events and any "fun" nights held prior to the public opening of the Facility. Initial Costs of Operation shall also include any costs incurred by either party for the reasonable and necessary travel expenses incurred subsequent to the execution of this Development Agreement until the Commencement Date for officers and employees of Developer and authorized representatives of the Tribe in connection with the Project, and in obtaining regulatory approval of the Management Agreement (but not any license fees or costs of Manager or its employees in connection with licensing with either the NIGC or Gaming Commission, nor those costs incurred by the parties, prior to execution, in negotiating this Development Agreement or the Management Agreement).

         1.30 "Interim Promissory Note" means the promissory note evidencing the Transition Loan in the form attached hereto as Exhibit D, together with all amendments, substitutions and renewals thereof.

         1.31 "Land Acquisition Costs" shall have the meaning described in
Section 2.1(b) herein.

         1.32 "Legal Requirements" means any and all present and future judicial, administrative, and federal, state, local or tribal rulings or decisions, and any and all present and future federal, state, local and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, Developer, the Tribal Lands, the Gaming Enterprise Site, the Facility, and the Enterprise, including without limitation, the IGRA, the Tribal-State Compact or gaming procedures issued by the Secretary, and the Tribe's Gaming Ordinance.




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         1.33 "Lender or Other Lender" means any third party who makes the
Facility Loan to the Tribe under Section 2.5 herein.

         1.34 "Letter Agreements" shall mean those agreements dated August 9, 2000 and February 1, 2001 between the Tribe and Lakes Gaming and Resorts, LLC.

         1.35 "Limited Recourse" means that the Facility Loan and Transition Loan advances, and all liabilities or obligations of the Tribe related to this Development Agreement, the Land Acquisition Costs, the Facility Loan or Facility Note, the Transition Loan or Interim Promissory Note, any UCC Financing Statements, any other Transaction Documents and their applicable documentation, the Facility, or the Enterprise contemplated by this Development Agreement, and any related awards, judgments or decrees, shall be payable solely out of the undistributed and future Net Total Revenues of the Enterprise and shall be a limited recourse obligation of the Tribe, with no recourse to tribal assets other than such undistributed and future Net Total Revenues (except as to: (i) a security interest in the Furnishings and Equipment purchased with Facility Loan or Transition Loan proceeds or other purchase money agreements, (ii) the security interest in the Net Total Revenues pursuant to the Dominion Account Agreement, and (iii) as permitted under Section 6.1(f) herein and by Paragraph 5(c) of the Resolution of Limited Waiver). In no event, except as permitted under Section 6.1(f) herein and by Paragraph 5(c) of the Resolution of Limited Waiver, shall Developer or any Other Lender or other claimant have recourse to
(a) the physical property of the Facility (other than Furnishings and Equipment subject to the security interest securing the Facility Loan or Transition Loan or other purchase money agreements), (b) Net Total Revenue distributions already made to the Tribe in accordance with the Management Agreement and/or the Dominion Account Agreement, (c) assets of the Tribe purchased with such Net Total Revenue distributions, (d) revenues or assets of any other gaming facility owned or operated by the Tribe, or (e) any other asset of the Tribe (other than such undistributed and future Net Total Revenues of the Enterprise).

         1.36 "Management Agreement" shall mean the Management Agreement for Class III Gaming Enterprise between the Tribe and Lakes Nipmuc, LLC executed on even date herewith.

         1.37 "Material Breach"shall have the meaning described in Section 3.1 herein.

         1.38 "National Indian Gaming Commission"or "NIGC" means the commission established pursuant to the IGRA.

         1.39 "Net Gaming Revenues" shall have the meaning ascribed to it under the Management Agreement.

         1.40 "Net Incidental Revenues" shall have the meaning ascribed to it under the Management Agreement.

         1.41 "Net Total Revenues" means the sum of Net Gaming Revenues plus Net Incidental Revenues as defined in the Management Agreement.



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         1.42 "NIGC Approval" means: (a) a determination by the NIGC that the manager listed in the Management Agreement is suitable for licensing, and (b) written approval by the NIGC Chairman of the Management Agreement.

         1.43 "Operating Note" means the promissory note as described in the Management Agreement.

         1.44 "Plans and Specifications" means the approved plans, drawings, and specifications for the Facility pursuant to Section 2.2(b) herein.

         1.45 "Project" means the scope of the development project contemplated by this Development Agreement, established in the Design Agreement and approved by the parties pursuant to Section 2.2(a) herein.

         1.46 "Replacement" shall have the meaning described in Section 3.4(c) herein.

         1.47 "Resolution of Limited Waiver" refers to the limited waiver of sovereign immunity simultaneously herewith adopted by the Tribe in the form attached hereto as Exhibit C and evidencing all approvals required pursuant to the Tribe's governing documents and applicable law (it being understood and agreed that the Tribe shall take such further actions to ratify, adopt and enforce the attached form of Resolution of Limited Waiver as shall be required by law or regulation due to future changes in its own legal or governing status to fully preserve its stated intent).

         1.48 "Request for Advance" means any request by the Tribe for funds to pay for Project expenses incurred in connection with either approved Costs of Construction or Initial Costs of Operation pursuant to either Sections 2.5(a) or 2.5(b) herein.

         1.49 "Secretary" means the Secretary of the Interior of the United States, or her appropriately designated representative/agent.

         1.50 "Security Agreement" shall mean the Security Agreement to be executed by the Tribe in favor of the Developer in the form of Exhibit G attached hereto.

         1.51 "State" means the State government wherein the Gaming Enterprise Site is located.

         1.52 "Chairperson" means the duly elected chair of the Tribal Council of the Tribe.

         1.53 "Transaction Documents" shall have the meaning described in
Section 5.11(b) herein.



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         1.54 "Transition Loan" means the loan or advances made to the Tribe pursuant to Section 2.3 herein, evidenced by the Interim Promissory Note.

         1.55 "Tribal Council" means the governing body of the Tribe.

         1.56 "Tribal Lands" means all lands held in trust for gaming purposes by the United States for the Tribe.

         1.57 "Tribal-State Compact" means the agreement to be entered into between the Tribe and the State in which the Gaming Enterprise Site is located concerning Class III Gaming and any amendments or other modifications thereto, which agreement must be approved by the Secretary and published in the Federal Register.

         1.58 "Tribe" means The Nipmuc Nation (or such other name as determined by the BIA), which is or will be a recognized Indian tribe by the United States government.

         1.59 "UCC Financing Statements" means UCC-1 financing statements naming Tribe as debtor and naming the Lender and Developer as secured parties, in the form approved by the parties.

         Any capitalized terms used but not defined herein and defined in the Management Agreement shall have the meanings set forth therein.


                                    ARTICLE 2
          GAMING ENTERPRISE SITE SELECTION; CONSTRUCTION AND FINANCING


         2.1 Gaming Enterprise Site Selection.

         (a) It is understood that the Tribe does not currently have any existing Tribal Lands, and that, to ensure the success of the Enterprise, acquisition of land to be made Tribal Lands, to be used as the site for constructing the Facility and operating the Enterprise ("Gaming Enterprise Site"), will be necessary under applicable federal law. As soon as reasonably possible after signing this Development Agreement, based upon the recommendation and subject to the approval of the Developer, the Tribal Council will selected the parcel of land it will acquire to be made Tribal Lands and which will be used as the Gaming Enterprise Site. Once the Gaming Enterprise Site has been selected, the parties agree to amend this Development Agreement by including the legal description of the Gaming Enterprise Site on Exhibit A attached hereto.

         (b) The Developer, through its designees, nominees or members, may acquire and hold interests in lands which the Tribe may select to acquire as its Tribal Lands to be used as the Gaming Enterprise Site ("Potential Gaming Site Lands"). The Developer agrees to transfer and the Tribe agrees to purchase the Developer's interests in any and all Potential Gaming Site Lands



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upon the Effective Date of the Management Agreement or as when required by the
Secretary to be taken into trust under applicable federal law with respect to the Tribe's use of any Potential Gaming Site Lands for gaming purposes in connection with operation of the Enterprise. The purchase price shall be equal to all amounts advanced by Developer to acquire its interest in and to insure and maintain (but excluding any financing costs of Developer associated therewith) any and all Potential Gaming Site Lands (such amounts, together with interest thereon from the date incurred at the same rate of interest accruing on the Transition Loan, shall be collectively referred to as the "Land Acquisition Costs"), which Land Acquisition Costs shall be included as Costs of Construction and reimbursed to Developer by the Tribe from proceeds of the Facility Loan from a Lender on the day of the Tribe's receipt of the loan proceeds; if the Facility Loan is not loaned by a Lender, then all amounts advanced by the Developer to acquire its interest in the Potential Gaming Site Lands shall be secured and repaid in accordance with the same terms applicable to the Transition Loan under
Section 2.3 below. The Tribe agrees and acknowledges that it shall have no legal or equitable title to the Potential Gaming Site Lands until such time as they have been sold to the Tribe by Developer. The Tribe agrees that it shall indemnify and hold Developer harmless with respect to any environmental or other claims or liabilities arising with respect to the Potential Gaming Site Lands pursuant to the terms of the Indemnity Agreement attached hereto as Exhibit E (the "Indemnity Agreement"), which obligations shall be Limited Recourse obligations of the Tribe and shall be secured on a first priority and perfected basis by the Furnishings and Equipment purchased with Facility Loan or Transition Loan proceeds or other purchase money agreements, and undistributed and future Net Total Revenues of the Enterprise, including the Dominion Account Agreement and the Security Agreement.

         2.2 Architects, Studies, Plans and Specifications.

         (a) As soon as reasonably practical after signing this Development Agreement, the Tribe, based upon the recommendation and subject to the approval of Developer, shall select an architect (the "Architect") for the purpose of performing certain services in connection with the design and construction of the Facility, including site development engineering and environmental services. The Tribe's agreement with the Architect shall be in the form of a contract (the "Design Agreement") approved by Developer and the Tribal Council. The scope of the project contemplated by this Development Agreement (the "Project"), shall be stated and established in the Design Agreement, and shall be subject to the mutual approval of the parties. It is contemplated the scope of the Project will be substantially as described on Exhibit B, subject to such changes as may be necessary or appropriate taking into account competitive conditions, financing and other circumstances. The parties understand that market, Tribal-State Compact, governmental or other conditions may change and it may be necessary to expand or decrease the scope of the Project before construction is commenced. The Design Agreement shall also provide for and establish appropriate design packages, each pertaining to a discrete portion or phase of the Project. The Design Agreement shall allow Developer the right and responsibility to supervise, direct, control and administer the duties, activities and functions of the Architect and the General Contractor, and to efficiently carry out its covenants and obligations under this Development Agreement.




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         (b) The Architect shall be responsible for creating the plans and specifications for the Facility ("the Plans and Specifications) and a budget for all Costs of Construction ("Approved Construction Budget"), both of which shall be subject to the mutual approval of the Tribal Council and Developer prior to the commencement of construction of the Facility. The Costs of Construction budget shall not be exceeded unless mutually agreed otherwise in writing by the Tribe and Developer, except Developer may in its discretion reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Approved Construction Budget as Developer deems necessary or appropriate. The Architect, subject to Developer's right to supervise and direct all construction administration, shall also supervise the completion of all construction, development and related activities undertaken pursuant to the terms and conditions of the Construction Contract with the General Contractor.

         (c) The Tribe, using funds advanced to it under the Facility Loan or Transition Loan, shall provide funds necessary for the design, construction and development of the Facility, including any costs incurred by the Tribe in connection with the activities described in Sections 2.1 or 2.2 and all Costs of Construction. The fee for the Architect's services shall: (i) be agreed to by the Tribe and Developer; (ii) be advanced by Developer to the Tribe; and (iii) be repaid by the Tribe to Developer according to the terms of the Interim Promissory Note. Following Completion or in the event of a termination of this Development Agreement, it is agreed between the parties hereto that the Plans and Specifications and all other design documents shall be owned by the Tribe.

         (d) The Facility shall be designed and constructed so as to adequately protect the environment and the public health and safety. The design, construction and maintenance of the Facility shall, except to the extent a particular requirement or requirements may be waived in writing by the Tribal Council, meet or exceed all reasonable minimum standards pertaining to the Tribe and national, State and local building codes, fire codes and safety and traffic requirements (but excluding planning, zoning and Gaming Enterprise Site use laws, ordinances, regulations and requirements), which would be imposed on the Enterprise by existing State or federal statutes or regulations which would be applicable if the Facility were located outside of the jurisdictional boundaries of the Tribe, even though those requirements may not apply within the Tribe's jurisdictional boundaries. To the extent that the Tribe has adopted or may in the future adopt more stringent requirements, those requirements shall govern. Nothing in this subsection shall grant to the State or any political subdivision thereof any jurisdiction (including but not limited to, jurisdiction regarding zoning or Gaming Enterprise Site use) over the Facility or Enterprise or its development, management and operation.

         (e) Any costs incurred by the Tribe, or on its behalf and with its approval by Developer, in connection with the activities described in Sections
2.1 or 2.2, shall be financed pursuant to Section 2.3 in advance of the Tribe obtaining the Facility Loan for permanent financing of the Project by advances from Developer to the Tribe, repayable under the Transition

Loan on the terms and conditions described in Section 2.3 and evidenced by the Interim Promissory Note.

         2.3 Pre-Construction Advances and Terms of Transition Loan.

         (a) Subject to the rights of Developer as described below, during the term of this Development Agreement, Developer agrees to make the following advances to the Tribe to fund the Tribe's Transition Expenses (as hereinafter defined) (such advances, together with any Land Acquisition Costs that are not repaid by the Facility Loan, being hereinafter collectively referred to as the "Transition Loan"): (i) $55,000 previously paid upon execution of the August 9, 2000 Letter Agreement; (ii) $55,000 previously paid each month from May to December 2000, and thereafter a monthly amount to be specified on a budget (a "Transition Loan Budget") to be mutually agreed upon by Developer and the Tribe, such monthly amounts being $83,000 as of the date hereof; (iii) an additional $7,500 per month from August to December 2000 and $10,000 per month from January 2001 forward for distribution to Farsight Consultants for its Project services; and (iv) advances for costs incurred in connection with the activities described in Sections 2.1 or 2.2, as provided in such Sections. Each Transition Loan Budget shall be sufficient to fund reasonable Transition Expenses, and shall be prepared on an annual basis by mutual agreement of the parties, provided that during any budget year the Tribe may from time to time request increases to or other modifications of any Transition Loan Budget (collectively, "Amendments") to fund reasonable Transition Expenses, which Amendments shall be mutually agreed upon by the parties. In the event that the parties, after having used good faith efforts, shall be unable to mutually agree upon a Transition Loan Budget or an Amendment, such dispute shall be submitted to arbitration pursuant to the provisions of Article 6 hereof. In the event that Developer shall suspend or otherwise fail to make any of the Transition Loan disbursements described in the foregoing clauses (ii), (iii) and (iv) for any reason (including without limitation Developer's exercise of its suspension rights set forth in this
Section 2.3) for more than three (3) months, such suspension or failure shall be deemed a Material Breach hereof; provided, however, that it shall not be a Material Breach for Developer to suspend such disbursements for more than three
(3) months in the event that there shall be an uncured default hereunder by the Tribe, including without limitation a failure by the Tribe to use diligent efforts to obtain federal tribal recognition and to pursue the development of the Facility.

         As used herein, "Transition Expenses" shall mean any and all reasonably necessary expenses incurred by the Tribe directly or indirectly relating to the Tribe's efforts to obtain federal recognition, to develop the Enterprise and/or the Facility, and to establish an orderly system of self-government appropriate for a federally recognized Indian tribe engaged in such economic development. Subject to the foregoing limitations, Transition Expenses shall include, without limitation: professional fees such as legal, consulting, research, public relations and lobbying; travel and other costs incurred by the Tribe or its professionals in connection with federal recognition and development of the Enterprise and/or the Facility; costs of adopting, amending or implementing the Constitution, laws, by-laws, charters, ordinances, referenda, resolutions or regulations of the Tribe or any of its committees, bodies, agencies or political subdivisions (such as the Tribal Council and the Gaming Commission); costs of conducting meetings, elections and other business of the Tribe or any of its committees, bodies, agencies or political subdivisions; and general overhead and administrative expenses of the Tribe including but not limited to stipends to members of its committees, bodies, agencies or political subdivisions, necessary vehicles and related costs, and computer equipment and related costs.

         If the Tribe does not receive final federal recognition by January 31, 2002, the Tribe or Developer may, in their sole discretion, suspend the pre-construction advance payments described in Section 2.3 (a)(ii), (iii) and
(iv) above. Developer, in its discretion, shall also be entitled to suspend the pre-construction advance payments described in Section 2.3 (a)(ii), (iii) and
(iv) above following any annual meeting between the Tribe and Developer to mutually review the Project's progress and to discuss and mutually agree upon the amount to be paid monthly by Developer to the Tribe under Section 2.3(a)(ii) above, such meetings to commence at any time after twelve (12) months from May 2000. The Tribe and Developer agree that all sums previously advanced to the Tribe by Lakes Gaming and Resorts, LLC under the Letter Agreements shall constitute advances by Developer to the Tribe hereunder, be credited to Developer's obligations hereunder, and shall be subject to the terms of the Transition Loan herein. The Tribe acknowledges that as of the date of this Development Agreement the total previous advances made to the Tribe by Lakes Gaming and Resorts, LLC under the Letter Agreements equals $___________ .

         (b) In the event that a Tribal-State Compact acceptable to Developer is not entered into within three (3) years of the execution of this Development Agreement, either the Tribe or Developer may, in their sole discretion, suspend the pre-construction advance payments described in Section 2.3 (a)(ii), (iii) and (iv) above until a Tribal-State Compact acceptable to Developer and the Tribe has been entered.

         (c) The total amount of funds advanced to the Tribe directly from Developer pursuant to Section 2.3(a) shall equal the total amount of the Transition Loan. Developer shall make such advances during the term of this Development Agreement, subject to the Tribe's and/or the Developer's right to suspend the loan advances as hereinabove provided. The Transition Loan shall accrue interest on each advance of the funds at the prime interest rate of Chase Manhattan Bank, N.A. plus two percent (2%), fixed from the date the particular funds are advanced to or on behalf of the Tribe; with repayment of principal and interest to be made in equal monthly installments over a term of five (5) years commencing on the thirtieth (30th) day after the first day upon which the facility is open to the public to engage in Class III Gaming.

         (d) The Transition Loan shall (i) be subject to all the terms and conditions of this Development Agreement; (ii) be evidenced by the Interim Promissory Note executed by Tribe; and (iii) be repaid solely as a Limited Recourse obligation of the Tribe without any cross collateralization from other projects of Tribe and without any other liability or guarantee on the part of the Tribe. Except for the Minimum Guaranteed Monthly Payment to the Tribe and repayment of the Operating Note and Facility Loan, repayment of the Transition Loan shall have first priority on any Net Gaming Revenues and Net Incidental Revenues generated by the Enterprise. The Tribe agrees to grant to Developer a first priority and perfected security interest, including a Dominion Account arrangement pursuant to the Dominion Account Agreement (in a form consistent with the terms of this Development Agreement attached hereto as Exhibit F ), on any Net Gaming Revenues and Net Incidental Revenues of the Enterprise in order to secure repayment of the Interim Promissory Note, and such Transition Loan shall also be secured on a first priority and perfected basis by any Furnishings and Equipment financed by proceeds of the Transition Loan or Facility Loan pursuant to the Security Agreement. The Tribe agrees not to encumber any of the assets of the Facility or the Enterprise without the written consent of Developer, which consent will not be unreasonably withheld; except that the Tribe shall have the right without the consent of Developer to grant security interests in the Enterprise's revenues which are subordinate to Developer's and Other Lenders' interests under this Development Agreement and all related Transaction Documents pursuant to a subordination agreement in form and substance acceptable to Developer and any Other Lender. The Tribe agrees to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration as to Developer and in connection with the Transition Loan, as provided in the Resolution of Limited Waiver.

         (e) The Tribe shall retain the right to prepay the Transition Loan, in whole or in part, without imposition of any prepayment penalty.

         (f) It is the understanding of the parties that the Transition Loan will be the sole responsibility of Tribe, will be a Limited Recourse obligation of the Tribe, and will not be subject to any other guarantee or obligation on the part of the Tribe.

         2.4 Construction.

         (a) Developer shall arrange financing for the Costs of Construction pursuant to Section 2.5.

         (b) As soon as reasonably possible after the approval of the Plans and Specifications and the budget for the Costs of Construction by the Tribal Council and Developer (the "Approved Construction Budget"), the Tribe, with the assistance of the Architect, shall enter into a guaranteed maximum price contract with a general contractor selected by the Tribe and approved by the Developer (the "General Contractor") pertaining to the construction of the Facility (the "Construction Contract"), subject to the approval of such contract by Developer. The General Contractor must (i) exhibit the financial capability to complete the work, (ii) have the ability to obtain adequate payment and performance bonds and builder's risk insurance in amounts requested by Developer and Tribe, (iii) provide an acceptable bid, as mutually agreed upon by Tribe and Developer, (iv) be capable of meeting the construction schedule and (v) construct quality facilities. The General Contractor shall be responsible for providing, including through subcontractors, all material, equipment and labor to construct and initially equip the Facility as necessary in conformance with the Plans and Specifications, including site development.

         (c) The Construction Contract shall contain such provisions for the protection of the Tribe and Developer as the parties deem appropriate, and shall provide that construction of the Facility shall commence within thirty days of the parties receiving NIGC Approval, following and subject to the granting of all approvals under Legal Requirements necessary to commence construction, and the obtaining of the Facility Loan; and shall also provide that the General Contractor, and all its subcontractors, shall exert its best efforts to complete construction within such time as the Tribe and Developer agree, but which shall not exceed one year following NIGC Approval. The Construction Contract shall provide that: (i) Developer shall be responsible for all construction administration during the construction phase of the Project; (ii) Developer shall act as the Tribe's designated representative and shall have full power to act on the Tribe's behalf in connection with the Construction Contract; (iii) Developer shall have control and charge of any persons performing work on the Project site, and shall interpret and decide on matters concerning performance of any requirements of the Construction Contract; and (iv) Developer shall have the right to reject work which does not conform to the Construction Contract. The General Contractor shall, at a minimum, warrant its work to be performed free of defects and unworkmanlike labor for at least one year after Completion or not less than the maximum period subsequent to Completion customarily covered by the liability and errors and omissions insurance policy a General Contractor would usually obtain in the State, whichever is longer. The General Contractor shall also be required to obtain before construction commences and maintain until Completion a comprehensive general liability policy of insurance of at least equal to the estimated Cost of Construction of the Facility naming the Tribe and Developer as additional insureds; said policy to be issued by an insurance company licensed by the State and having an AM Best rating of A7 or better.

         (d) Construction change orders to the Plans and Specifications shall require written approval of the Architect, Tribe and Developer and a representative of the Gaming Commission if required by applicable law. It is agreed that if completion of the construction, equipping and furnishing of the Facility cannot be reasonably accomplished within the Approved Construction Budget, then, Tribe, upon receiving advice from Developer and Architect, shall promptly determine which components of the Facility shall be deleted or reduced in size, such that the total expenditures for Costs of Construction shall not exceed the Approved Construction Budget.

         (e) Developer (directly or through the use of an inspecting architect) shall have the right under the Construction Contract, as a Cost of Construction, to inspect the Facility prior to the disbursement of each requested advance of funds, and (i) approve the progress and the workmanship of the construction;
(ii) verify compliance with the Plans and Specifications; (iii) verify the percentage of the Completion as set forth in requests for advance; (iv) receive lien waivers for the work and/or supplies provided to date; and (v) satisfy itself that all work for which such advance is requested has been performed and all materials for which such advance is requested are in place or, as to stored materials, are owned by the Tribe and suitably safeguarded.

Such inspection will be performed in a timely manner and not unreasonably delay the disbursement of any advance.

         (f) Final acceptance of construction of the Facility shall not occur until (i) evidence of Completion has been received and approved by Tribe, (ii) a fully executed indemnity or release from liens is received from the General Contractor and all subcontractors, (iii) any other documentation reasonably requested by the Tribe, the Gaming Commission or Developer is received from the General Contractor and (iv) all approvals have been received from all Governmental Authorities from which approvals are required.

         (g) Developer, with the assistance of the Architect, shall submit to the Tribal Council, for its review and approval, the specifications for Furnishings and Equipment. Thereafter, Developer shall select and procure vendors for purchase by the Tribe of Furnishings and Equipment required to operate the Enterprise in conformity with such specifications. The cost of Furnishings and Equipment shall be financed through the Facility Loan. Alternatively, in the sole discretion of the Tribe, Developer may arrange for the procurement of Furnishings and Equipment on lease terms consistent with the terms provided as to the Facility Loan.

         (h) The Tribe shall keep the Facility and Gaming Enterprise Site free and clear of all mechanic's and other liens resulting from the construction of the Facility, which shall at all times remain the property of the Tribe. If such lien is claimed or filed, it shall be the responsibility of the Enterprise to discharge the lien within one hundred twenty days after receiving written notice of such claim. Pursuant to the Indemnity Agreement, the Tribe shall indemnify and hold Developer harmless for any and all claims and damages arising from any pre-existing conditions on the Gaming Enterprise Site and from any other prior agreements entered into by the Tribe with any persons or entities in connection with development of the Facility and the Enterprise which obligations shall be Limited Recourse obligations of the Tribe and shall be secured on a first priority and perfected basis by the Furnishings and Equipment purchased with Facility Loan or Transition Loan proceeds or other purchase money agreements, and undistributed and future Net Total Revenues of the Enterprise, including the Dominion Account Agreement and the Security Agreement. .

         2.5 Financing Obligation and Terms of Facility Loan.

         (a) Commencing on the Effective Date of the Management Agreement, and subject to satisfaction of each of the conditions set forth in Section 2.6(a) below, Developer will, upon Developer's approval of requests to advance funds ("Requests for Advance"), arrange for a Lender to loan to the Tribe under the Facility Loan, or advance directly to the Tribe for the benefit of the Tribe, funds for the actual Costs of Construction up to an aggregate of the Approved Construction Budget approved by the parties. Such amounts loaned by a Lender or advanced by Developer for Costs of Construction shall be payable and accrue interest on terms as set forth in the Facility Note. All advances of Costs of Construction shall be recorded by Developer on a schedule to be attached to the Facility Note.

         (b) Commencing on the Effective Date of the Management Agreement, and subject to satisfaction of each of the conditions set forth in Section 2.6(b) below, Developer will arrange to have a Lender loan to the Tribe under the Facility Loan, or advance directly to the Tribe, funds up to the amount of the approved budget to finance the Initial Costs of Operation. All amounts loaned by a Lender or advanced by Developer for Initial Costs of Operation shall be payable and accrue interest on terms as set forth in the Facility Note. All advances of Initial Costs of Operations shall be recorded by Developer on a schedule to be attached to the Facility Note.

         (c) The Costs of Construction and Initial Costs of Operation shall equal the total cost of the Facility Loan. The total amount of the Facility Loan, or advances if made directly by Developer, shall be in an amount up to but not exceeding an amount estimated by reasonable mutual agreement of the Tribe and Developer as appropriate for all costs of the Facility through the first day upon which the Facility is open to the public to engage in Class III Gaming, including its Initial Costs of Operation and Costs of Construction. The Facility Loan, or total advances if made directly by Developer, shall accrue interest on each advance of funds at the prevailing bond or bank market rate, fixed from the date the particular funds are advanced to the Tribe; with repayment of principal and interest to be made in equal monthly installments over a term of five (5) years commencing on the thirtieth (30th) day after the Commencement Date. In the event that Developer has made advances under this Section 2.5 and the Tribe later obtains the Facility Loan financing from an Other Lender, then any advances made by Developer under this Section 2.5 shall be repaid in full from proceeds of the Other Lender's Facility Loan on the day of the Tribe's receipt of the loan proceeds.

         (d) The Facility Loan, or total advances if made directly by Developer, shall (i) be subject to all the terms and conditions of this Development Agreement; (ii) be evidenced by the Facility Note executed by Tribe; and (iii) be repaid solely as a Limited Recourse obligation of the Tribe without any cross collateralization from other projects of Tribe and without any other liability or guarantee on the part of the Tribe. Except for the Minimum Guaranteed Monthly Payment to the Tribe and repayment of the Operating Note, repayment of the Facility Loan, or total advances if made directly by Developer, shall have first priority on any Net Gaming Revenues and Net Incidental Revenues generated by the Enterprise. The Tribe agrees to grant to the Lender, or to Developer to the extent Developer makes advances directly to the Tribe, a first priority and perfected security interest, including a Dominion Account arrangement pursuant to the Dominion Account Agreement (in a form consistent with the terms of this Development Agreement attached hereto as Exhibit F), on any Net Gaming Revenues and Net Incidental Revenues of the Enterprise in order to secure repayment of the Facility Note, and such Facility Loan shall also be secured on a first priority and perfected basis by any Furnishings and Equipment financed by proceeds of the Facility Loan or Transition Loan pursuant to the Security Agreement. The Tribe agrees not to encumber any of the assets of the Facility or the Enterprise without the written consent of Developer and the holder of the Facility Note, which consent will not be unreasonably withheld; except that the Tribe shall have the right without the consent of Developer and such holder to grant security interests in the Enterprise's revenues which are subordinate to Developer's or such holder's interests under this Development Agreement and all related documents and agreements pursuant to a subordination agreement in form and substance acceptable to Developer and any Other Lender. The Tribe agrees to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration as to the holder of the Facility Note, or to Developer to the extent Developer makes advances directly to the Tribe, as provided in the Resolution of Limited Waiver.

         (e) The Tribe shall retain the right to prepay the Facility Loan, or total advances if made directly by Developer, in whole or in part, without imposition of any prepayment penalty.

         (f) It is the understanding of the parties that the Facility Loan, or total advances thereof if made directly by Developer, will be the sole responsibility of Tribe, will be a Limited Recourse obligation of the Tribe, and will not be subject to any other guarantee or obligation on the part of the Tribe.

         2.6 Conditions Precedent to Facility Loan.

         (a) The obligation of Developer to arrange for the issuance of the Facility Loan to the Tribe, or to make direct advances to the Tribe, for the initial or any subsequent advance of Costs of Construction pursuant to Section 2.5(a) above is subject to the following conditions:

                  (i) The Facility Loan and related Facility Note, Dominion Account Agreement, Security Agreement, the Interim Promissory Note, UCC Financing Statements or other related documentation required shall be dated and duly executed and delivered by the Tribe, and shall have been approved by the BIA or National Indian Gaming Commission if required by applicable law.

                  (ii) The Management Agreement shall have become effective and Developer shall have received, to its satisfaction, an opinion of counsel for the Tribe concerning the enforceability of this Development Agreement and any related Transaction Documents, including the Facility Note and Interim Promissory Note against the Tribe, and the authority of the Tribe to execute this Development Agreement and any related Transaction Documents, including the Facility Note and Interim Promissory Note.

                  (iii) Developer and Tribe shall have received and approved the Plans and Specifications, the budget for the Costs of Construction, and the executed Construction Contract in accordance with Sections 2.2 and 2.4.

                  (iv) Developer shall have received evidence that the Gaming Enterprise Site is held in trust by the United States of America, as trustee for the Tribe.

                  (v) Developer shall have received and approved evidence of the bonds and insurance required of the General Contractor pursuant to
         Section 2.4(b).

                  (vi) Tribe shall have furnished to Developer an ALTA/ACSM survey of the Gaming Enterprise Site as required by the BIA, prepared by a BIA approved land surveyor, which survey shall locate, among other things, all property lines, existing access ways, building setback lines and easements affecting the Gaming Enterprise Site identified by book and page of recording, where applicable, water, electric and sewer lines, and other physical matters, including encroachments, if any, affecting the title and use of the Gaming Enterprise Site. The survey shall set forth the exact legal description of the Gaming Enterprise Site. Tribe further agrees to furnish to Developer a copy of the recorded plat, if any, applicable to the Gaming Enterprise Site. All surveys required hereunder shall contain a certificate in favor of, and in form and substance satisfactory to, Developer.

                  (vii) Developer shall have received satisfactory evidence that all permits or other authorizations, including, and without limitation, the building permit(s), required by any applicable Governmental Authority to authorize construction of the Facility have been issued and are in full force and effect. If all permits are not available prior to the closing of the Facility Loan, it shall be within Developer's discretion to arrange for the advance by a Lender of such sums under the Facility Loan for work for which all applicable permits have been received. At Developer's option, the Tribe shall furnish Developer reasonable evidence that all other permits required in order to construct the Facility in accordance with the Plans and Specifications, and within the Approved Construction Budget, will be available when necessary.

                  (viii) Developer shall have received satisfactory evidence of the availability of adequate water, electricity, telephone, sanitary sewer, and, if applicable, storm sewer service to the Facility to be provided as part of the Costs of Construction or otherwise as agreed to by the parties.

                  (ix) All representations and warranties of the Tribe shall be true and correct, this Development Agreement shall remain in effect, and the Tribe shall not be in default under this Development Agreement on the date of each advance.

                  (x) There shall be no pending or threatened litigation, claim or dispute which, in Developer 's good faith judgment, might materially adversely affect the ability of the Tribe to timely perform its obligations under this Development Agreement, including, without limitation, a ruling that the Tribal-State Compact is void for purposes of the IGRA. Further, Tribe shall not be the subject of any pending or threatened bankruptcy, insolvency, reorganization or similar proceedings which, in Developer 's good faith judgment, would materially adversely affect the security for the Facility Loan or the Tribe's ability to perform its obligations under this Development Agreement or the Facility Note.

                  (xi) Developer shall have received satisfactory evidence that the Gaming Enterprise Site is free from environmental contamination of any nature whatsoever or any other environmental condition that would require any remediation pursuant to any applicable Legal Requirement.

         (b) The obligation of the Developer or Other Lender, as the case may be, under Section 2.5(a) hereunder is subject to the conditions precedent set forth above in subparagraphs 2.6(a) (i), (ii), (ix), (x) and (xi).

         2.7 Advances for Costs of Construction. Nothing herein contained shall obligate Developer or Other Lender, as the case may be, to make any advances under the Facility Loan for Costs of Construction for payment of any item not included in or in an amount in excess of the Approved Construction Budget.

         (a) Subject to the provisions of Section 2.7 (c) relating to retainage, Developer or Other Lender, as the case may be, shall make advances under the Facility Loan to the Tribe for materials purchased by the Tribe and stored on or off the Gaming Enterprise Site but not yet incorporated into the Facility only if Tribe provides evidence satisfactory to Developer or Lender, as the case may be, that such stored materials are protected against theft and damage.

         (b) Unless it otherwise agrees, Developer or Other Lender shall not be required to make advances for Costs of Construction under the Facility Loan more often than once monthly. Advances for Costs of Construction will be made based upon the progress of construction as verified by Requests for Advance approved and certified by the Architect.

         (c) Subject to the provisions of the Construction Contract, Developer or the Lender, as applicable, may retain from each advance for payment of Costs of Construction to the General Contractor an amount equal to ten percent (10%) (or other lower retainage as may be agreed upon by Developer as applicable, and set forth in the Construction Contract with the General Contractor) of the amount of each Request for Advance. Upon Completion, any amounts remaining from such retainage shall be paid to the Tribe or the Contractor for Costs of Construction less such reasonable amount to be escrowed for payment of punchlist items.

         (d) Neither Developer nor Other Lender, as the case may be, shall be obligated to make the final advance directly to the Tribe, for Costs of Construction until the following conditions have been satisfied: (i) all conditions stated in this Section 2.7 and Section 2.4(f) shall have been satisfied; and (ii) Developer shall have received the following: (1) evidence that all work requiring inspection by any Governmental Authorities having jurisdiction over the Facility has been inspected and approved by such authorities and that all other required occupancy and other certificates and approvals have been issued; (2) an as-built ALTA/ACSM survey showing the Gaming Enterprise Site, the Facility, including, without limitation, the building, parking areas

(including parking spaces designated as regular, compact or handicapped spaces), utilities, walkways, driveways, access ways to public streets, signs, and any encroachments; and (3) a certificate from the Architect to the effect that the Facility (including landscaping and on-site and any off-site improvements, but excluding such landscaping or other items which should be completed at a later date because of seasonal conditions ) have been completed substantially in accordance with the Plans and Specifications and that direct connection has been made to all appropriate utility facilities.

         2.8 Advances for Initial Costs of Operation. Advances under the Facility Note for Initial Costs of Operation will be arranged by Developer with a Lender, or made directly by Developer to the Tribe, within the budget for Initial Costs of Operation approved pursuant to Section 5.1(b) of the Management Agreement, and if supported by invoices or other documentation as Developer may reasonably require. In addition, Developer is hereby authorized to make direct payments for Initial Costs of Operation incurred by Developer in its role as agent for the Tribe, subject to the budget, accounting and record keeping provisions of Articles 2 and 5 of the Management Agreement. Developer shall provide the Tribe with monthly reports of all advances for Initial Costs of Operation that shall compare actual advances with the budget for Initial Costs of Operation prepared pursuant to Section 5.1(b) of the Management Agreement.

         2.9 Title to Facility. The Facility, the Enterprise and all related improvements and assets shall be the sole and exclusive property of the Tribe, subject to no liens or encumbrances except for any UCC and other liens permitted in favor of the Lender and Developer to be granted pursuant to the provisions of this Development Agreement or any loan or other financing agreements between the Lender or Developer and the Tribe entered into after the date the parties execute this Development Agreement.

         2.10 No Liens. During the term of this Development Agreement, neither the Tribe nor Developer shall act in any way whatsoever, either directly or indirectly, to cause any other party to lease or to become a lienholder of the Gaming Enterprise Site, Facility or the Enterprise, except as expressly agreed to by the parties or permitted herein.

         2.11 Limited Waiver of Sovereign Immunity. By this Development Agreement, the Tribe does not waive, limit, or modify its sovereign immunity from unconsented suit except as to the matters and to the extent provided in the Resolution of Limited Waiver as simultaneously executed, delivered and attached hereto as Exhibit C. The Tribe understands that its agreement to adopt an enforceable Resolution of Limited Waiver is a material inducement to the Developer's execution of this Development Agreement and is a condition precedent to any of the respective obligations of the parties under this Development Agreement. The Tribe further agrees that it will not amend or alter or in any way lessen the rights of the Lender or Developer as set forth in the Resolution of Limited Waiver, which is attached hereto as Exhibit C and incorporated herein by reference, including without limitation the covenant therein of the Tribe to preserve its effective terms in the event of future changes in its legal status or governance. This Section 2.11 shall survive the termination of this Development Agreement, regardless of the reason for the termination.

         2.12 Exclusivity. During the term of this Development Agreement, the Tribe shall have an exclusive relationship with Developer regarding the development of the Class III Gaming Facility. The Tribe agrees that during the term of either this Development Agreement or the Management Agreement, it shall have an exclusive relationship with Developer regarding the development of any Class II Gaming facilities, will not develop or operate a Class II Gaming facility within the Restricted Area (as defined in Section 5.19 herein) unless it is first mutually agreed by the parties to build and operate the Class II Gaming facility as part of the Enterprise, and that Developer or its affiliate will manage the Class II Gaming facility for a term of seven (7) years and pursuant to such other terms to which the parties shall mutually agree. The parties shall mutually agree to the scope and size of any Class II Gaming facility that they determine to build and operate as part of the Enterprise. Except for the restrictions in Section 5.19, nothing herein shall be deemed to restrict Developer's activities related to commercial or Indian gaming.

         2.13 Independent Agreement. The objective of the Tribe and Developer in entering into and performing this Development Agreement is to provide a legally enforceable procedure and agreement pursuant to which Developer will make certain advances and loans to the Tribe for the development of the Facility prior to NIGC Approval of the Management Agreement and the obtaining of any other necessary approvals so that the Project can commence operation as soon as possible; and to set forth the rights and obligations of the parties if approval of the Management Agreement by the NIGC does not occur or if the Project is unable to be developed for any other reason. This Development Agreement is intended to be a legally enforceable agreement independent of the Management Agreement, is not intended by the parties to be construed as a "management agreement" within the meaning of IGRA, shall enter into effect when executed and delivered by the parties, and be enforceable between the parties regardless of whether or not the Management Agreement receives NIGC Approval. Together with the Management Agreement, this Development Agreement and related Transaction Documents supersede the Letter Agreements between the Tribe and Lakes Gaming and Resorts, LLC in connection with the Project, which are hereby terminated and declared null and void.

         2.14 Term of Development Agreement. The Development Agreement shall become effective upon execution and delivery by both the Tribe and Developer. Unless sooner terminated as provided in this Development Agreement, and provided that the Management Agreement has not been terminated prior to the Commencement Date, the term of the Development Agreement shall run from its execution date until either (i) the first day upon which the Facility is open to the public to engage in Class III Gaming; or (ii) five (5) years from August 9, 2000, whichever, Developer, in its sole discretion, shall choose; provided however that: (a) the loan repayment, cost reimbursement, indemnity and related collateral provisions of this Development Agreement, (b) the Security Agreement, Dominion Account Agreement and the UCC Financing Statements, and (c) Sections 2.4(h), 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, and 2.15, shall each survive and remain effective until terminated under Article 3 hereof and the loans and other amounts owing to Developer by the Tribe have been paid in full; and provided further that the Indemnity Agreement shall survive in accordance with its terms.

         2.15 No Development Compensation. Developer acknowledges and agrees that its sole compensation hereunder for services performed as Developer under this Development Agreement shall be repayment of the Transition Loan as provided under Section 2.3 and the Facility Loan as provided under Section 2.5 as set forth herein. Without limiting the generality of the foregoing, Developer shall not seek separate compensation for its services as Developer hereunder, whether or not it receives compensation under Section 5.5 of the Management Agreement.

         2.16 Access to Information. Developer and the Tribe agree to cooperate and exchange information with each other with respect to the development activities set forth in this Development Agreement. Without limitation of the foregoing sentence, Developer shall provide the Tribe with all information from time to time in Developer's possession relating to the Gaming Enterprise Site, or any lands which may hereafter become the Gaming Enterprise Site, such information to include, without limitation, (a) plans, title documents, engineering studies, environmental audits, and other due diligence materials; and (b) draft and execution copies of all offers, letters of intent, options, purchase agreements, and other agreements or documents relating to the acquisition of such property.


                                    ARTICLE 3
                           TERMINATION/MATERIAL BREACH

         3.1 Termination for Cause. Either party may terminate this Development Agreement if the other party commits or allows to be committed a Material Breach (as hereinafter defined) of this Development Agreement and fails to cure such breach within sixty (60) calendar days (or five (5) calendar days in the case of a Material Breach under Section 2.3 hereof) after receipt of a written notice from the non-breaching party identifying the nature of the Material Breach in specific detail and its intention to terminate this Development Agreement; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within sixty (60) days, such sixty-day period shall be extended for so long as the breaching party shall be using diligent efforts to effect a cure thereof. Termination is not an exclusive remedy for claims of a Material Breach, and the parties shall be entitled to other rights and remedies as may be available pursuant to the terms hereof or under applicable law. For purposes of this Development Agreement, a "Material Breach" is any of the following circumstances: (i) material failure of either party to perform a material obligation hereunder, or under the Management Agreement, or any document or agreement related hereto or thereto for reasons not excused under Section 5.5 (Force Majeure), (ii) default by the Tribe under the Facility Note, the Interim Promissory Note, or any document or agreement related hereto or thereto, or
(iii) any representation or warranty made pursuant to Section 5.10 or 5.11 proves to be knowingly false or erroneous in any material way when made.

         3.2 Mutual Consent/Automatic Termination. This Development Agreement may be terminated at any time upon the mutual written consent and approval of the parties. This Development Agreement shall automatically terminate if the Management Agreement is terminated before the Commencement Date.

         3.3 Involuntary Termination Due to Changes in Legal Requirements. The parties hereby agree to use their best efforts to ensure this Development Agreement conforms to and complies with all applicable laws and Legal Requirements. The Tribe agrees that, except as may be required by federal law, the Tribe will not enact or pass any new ordinances subsequent to the execution of this Development Agreement that would materially impair the rights of Developer under this Development Agreement. In the event of any change in state or federal laws that results in a final determination by a court of competent jurisdiction that this Development Agreement is unlawful, the Tribe and Developer shall use their respective good faith best efforts to amend this Development Agreement in a mutually satisfactory manner which will comply with the change in applicable laws and not materially change the rights, duties and obligations of the parties hereunder. In the event such amendment can not be legally effected following exhaustion of all such good faith best efforts (including the lapse of all legal proceedings and appeal periods without favorable results) performance of this Development Agreement shall be automatically suspended effective upon the date that performance of this Development Agreement becomes unlawful by such final determination, and either party shall have the right to terminate such suspended Development Agreement (except the Notes and Security Provisions, as defined in Section 3.4 (b)) upon written notice to the other party.

         3.4 Other Rights upon Material Breach; Ownership of Assets and Repayment of Obligations on Termination.

         (a) Upon the occurrence of any Material Breach or upon the occurrence of any event or circumstance which with the giving of notice or the passage of time or both would constitute a Material Breach, the Developer may suspend its obligation to make any advances with respect to the Transition Loan and the Facility Loan until such time as the default has been cured.

         (b) Upon termination: (i) the Tribe will retain full ownership of the Facility, Plans and Specifications therefor, and the Enterprise and its assets, subject to Developer's and Lender's security interest in the Net Total Revenues of the Enterprise pursuant to the Dominion Account Agreement and the Tribe's Limited Recourse obligations under the Facility Note and Interim Promissory Note (if either is not yet satisfied), or any security interests or liens in any Furnishings and Equipment purchased with Facility Loan and Transition Loan proceeds or other purchase money agreements, and (ii) Developer will have no rights to the Enterprise and its assets or the Facility (or any equipment, books and records, materials or furnishings therein that were purchased with Costs of Construction) except as to the security interests and liens recited above or as may be established otherwise by a proceeding pursuant to Article 6 hereof. In the event of any termination (whether voluntary or involuntary), the Tribe shall continue to have the obligation to pay unpaid principal and interest and other amounts due under indemnity obligations or the Facility Note and Interim Promissory Note (if either is not yet satisfied). Any and all obligations and provisions contained in this Development Agreement concerning indemnity obligations or repayment of the Facility Note and Interim Promissory Note, and the security therefor (collectively, the "Notes and Security Provisions"), shall survive termination of this Development Agreement. In the event of termination for any reason, and subject to its rights under the dispute resolution provisions under Article 6 herein, Developer shall cooperate with the Tribe in the orderly transition of the construction of the Facility, and shall provide the Tribe or its designee with any and all books, records, documents, contracts, and all other information relating to the Facility, whether such information shall be in electronic, hard copy or any other form. In addition to any other survival provisions set forth in this Development Agreement, upon the occurrence of any termination of this Development Agreement, the terms and provisions of Articles 3 and 4 and Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.20, 5.21, and
6.1 shall survive such termination. If at the time of termination the Tribe's obligations under the Facility Note and Interim Promissory Note remain unsatisfied in full, then the Tribe may either pay the Note obligations in full, or to the extent economically feasible (as hereinafter defined), the Tribe shall have the obligation to continue to operate and maintain the Facility and Enterprise in accordance with reasonable industry standards, and as to any portions of the Facility and the Enterprise that are no longer economically feasible to operate, the Tribe and the Developer shall conduct an orderly liquidation of such assets and any liquidation proceeds (net of reasonable sale costs) shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues (as defined and provided for in the Management Agreement); provided however, that such liquidation proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement manager whether under Section 5.5(b) of the Management Agreement or otherwise; and the Tribe shall keep the Facility and Enterprise and all related assets insured for the coverages and amounts required by Article 4 of the Management Agreement and name Developer as an additional insured, loss payee and mortgagee, as applicable and provide evidence thereof upon request until all amounts owing to Developer have been paid in full, and if any portion of the Enterprise assets are damaged by any casualty and it is economically feasible for the Tribe to continue to operate such damaged assets, then the Tribe shall repair and reconstruct such operations that were damaged and are to be continued, and any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Enterprise assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues (as defined and provided for in the Management Agreement), provided however that such excess proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement manager whether under
Section 5.5(b) of the Management Agreement or otherwise; As used herein, the term "economically feasible" shall mean that the gross revenues derived from any applicable operations is in excess of that needed to pay the Costs of Gaming Operations or Costs of Incidental Operations (as defined in the Management Agreement), as applicable to the operations in question.

         (c) Subject to the provisions of Section 3.1, in the event of termination of this Development Agreement or the Management Agreement for any reason prior to the full repayment to Developer of any amounts owed to it by the Tribe under the Transaction Documents, including without limitation, the Facility Note or Interim Promissory Note, the Tribe shall, as promptly as reasonably possible, appoint a person or entity qualified to manage the Facility and operate the Enterprise (the "Replacement") and use its best efforts to obtain approvals of all required Governmental Authorities for such Replacement, provided the obligation to continue to operate under Section 3.4(b) exists. The Tribe agrees to keep full and accurate financial records of operations of the Enterprise by such Replacement and to allow Developer to audit such records at reasonable times prior to full repayment to Developer of any amounts owed to it by the Tribe under the Transaction Documents, including without limitation, the Facility Note or Interim Promissory Note, and that Tribe's compliance with this paragraph shall not preclude the Developer from exercising any of its other rights and remedies hereunder or any document or agreement related hereto, including, without limitation, rights under the Facility Note, Interim Promissory Note, and the Dominion Account Agreement.

         (d) Notwithstanding any other term or provision in this Development Agreement to the contrary, if this Development Agreement is terminated prior to the occurrence of the Effective Date of the Management Agreement, then Developer shall not have any obligation to sell the Potential Gaming Site Lands to the Tribe and the Tribe shall not have any obligation to Developer with respect to the Land Acquisition Costs under the terms of the Transaction Documents. The Tribe acknowledges and agrees that it shall have no legal or equitable title to the Potential Gaming Site Lands until such time as such lands have been sold to the Tribe by Developer.

         3.5 Notice of Termination. Any final notice of termination hereunder shall be in writing detailing the reason the party considers the Material Breach not to be cured and must be delivered to the other party before such termination becomes effective.


         3.6 Renewal Option.

         The parties by mutual agreement may decide to renew or extend this Development Agreement.

         3.7 Cumulative Remedies.

         All rights or remedies of either the Tribe or Developer under this Development Agreement or any other Transaction Documents shall be cumulative and may be exercised singularly in any order or concurrently, at such party's respective option, and the exerciser or enforcement of any such right or remedy shall neither be a condition to nor bar to the exercise or enforcement of any other right or remedy.


                                    ARTICLE 4
                              RELEASE AND INDEMNITY

         4.1 Third-Party Claims. Except for Section 2.4(h), neither party shall be entitled to recover from, and expressly releases, the other party, its agents, directors, officers and employees, from or for any third-party damages, claims, causes of action, losses and/or expenses of whatever kind or nature, except claims resulting from the other party's own gross negligence or willful or criminal misconduct, including attorneys' fees and expenses incurred in defending such claims in connection with the lawful design and construction of the Facility in accordance with the terms of this Development Agreement; and such claims, damages, losses or expenses shall be considered either Costs of Gaming Operation or Costs of Incidental Operations (as defined in the Management Agreement), depending on the circumstances and nature of the claim, payable from the bank accounts established pursuant to Section 2.8(a) of the Management Agreement.

         4.2 Indemnity from Developer. Notwithstanding Section 4.1, Developer shall indemnify and hold the Tribe, its agents, directors, officers and employees, harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees and expenses incurred in defending such claims, resulting from the gross negligence or willful or criminal misconduct of Developer, its officers and directors in connection with Developer's performance of this Development Agreement, and no such damages, losses or expenses shall be paid from the bank accounts established pursuant to Section 2.8 (a) of the Management Agreement, nor shall such losses or expenses be considered Costs of Gaming Operations or Costs of Incidental Operations (as defined in the Management Agreement).

         4.3 Indemnity from Tribe. Notwithstanding Section 4.1, Tribe shall indemnify and hold Developer, its agents, directors, officers and employees, harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees and expenses incurred in defending such claims, resulting from the gross negligence or willful or criminal misconduct of the Tribe, its officers, directors, or tribal government employees, in connection with the Tribe's performance of this Development Agreement, and no such damages, losses or expenses shall be considered Costs of Gaming Operations or Costs of Incidental Operations (as defined in the Management Agreement).

         4.4 Indemnity Against Unauthorized Debt and Liabilities. The parties expressly agree that neither this Development Agreement nor its performance creates or implies a partnership between the parties or authorizes either party to act as agent for the other except to the extent expressly provided herein. Developer hereby agrees to indemnify and hold the Tribe harmless from any third-party claims, actions and liabilities, including reasonable attorneys' fees on account of obligations or debts of Developer that Developer is not authorized to undertake as agent for the Tribe pursuant to the terms of this Development Agreement. The Tribe likewise agrees to indemnify and hold Developer harmless from any third-party claims, actions and liabilities on account of any of the separate obligations or debts of the Tribe that are not authorized Costs of Construction pursuant to this Development Agreement.

         4.5 Indemnity Agreement. In connection with any indemnity obligations hereunder, the parties agree they will comply with the terms and conditions set forth in the Indemnity Agreement attached hereto as Exhibit E.

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 Assignment and Subcontractors. The rights and obligations under this Development Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party and any other necessary regulatory approvals. However, the Tribe reserves the right to assign its rights and obligations under this Development Agreement (together with all right, title and interests to any Enterprise assets and the Management Agreement) to a tribally chartered entity or an IRA section 17 corporation that it wholly owns and controls, and the Developer reserves the right to assign its rights and obligations under this Development Agreement to a wholly owned subsidiary provided that the original Developer hereunder, or an affiliated entity reasonably satisfactory to the Tribe, remains obligated hereunder by means of a guaranty or other accommodation reasonably satisfactory to the Tribe. Any assigning party engaging in a permitted assignment described above shall and shall cause its assignee to execute and deliver to the other party such assignment and assumption agreements together with evidence of the due authorization, execution, delivery and enforceability of such assignment documents as may be reasonably requested. Other than as expressly provided herein, any attempted assignment or subcontracting without such consent and approval shall be void. Subject to the preceding requirements, this Development Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         5.2 Notices. Any notice, consent or any other communication permitted or required by this Development Agreement shall be in writing and shall be effective on the date sent and shall be delivered by personal service, via telecopier with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested, and, until written notice of a new address or addresses is given, shall be addressed as follows:

         If to the Tribe:           The Nipmuc Nation Tribal Council
                                    156 Worcester-Providence Highway
                                    Suite 28
                                    Sutton Square Mall
                                    Sutton, MA 01590
                                    Attention: Chairman

         With a copy to:            Christopher P. Sullivan, Esq.
                                    Robins, Kaplan, Miller & Ciresi L.L.P.
                                    222 Berkeley Street
                                    Boston, MA 02116

         If to the Developer:       Lakes Nipmuc, LLC
                                    130 Cheshire Lane
                                    Minnetonka, MN 55305
                                    Attention: Timothy J. Cope

         With a copy to:            Kevin C. Quigley, Esq.
                                    Johnson Hamilton Quigley Twait & Foley PLC
                                    W1450 First National Bank Building
                                    332 Minnesota Street
                                    St. Paul, MN 55101-1314
                  and               Brian Klein, Esq.
                                    Maslon, Edelman, Borman & Brand, LLP
                                    3300 Wells Fargo Center
                                    90 South Seventh Street
                                    Minneapolis, MN 55402-4140

         Copies of any notices given to one party shall be given to all parties.

         5.3 Amendments. This Development Agreement may be amended only by written instrument duly executed by all of the parties hereto and with any and all necessary regulatory approvals previously obtained.

         5.4 Counterparts. This Development Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         5.5 Force Majeure. No party shall be in default in performance due hereunder if such failure or performance is due to causes beyond its reasonable control, including acts of God, war, fires, floods, or accidents causing damage to or destruction of the Facility or property necessary to operate the Facility, or any other causes, contingencies, or circumstances not subject to its reasonable control which prevent or hinder performance of this Development Agreement; provided, however, that the forgoing shall not excuse any obligations of the Tribe to make monetary payments to the Developer as and when required hereunder or in any related document or agreement.

         5.6 Time is Material. The parties agree that time is of the essence and the time and schedule requirements set forth in this Development Agreement are material terms of this Development Agreement.

         5.7 Further Assurances. The parties hereto agree to do all acts and deliver necessary documents as shall from time to time be reasonably required to carry out the terms and provisions of this Development Agreement.

         5.8 Severability. In the event that any provision of this Development Agreement is, by final order of a court of competent jurisdiction or Government Authority, held to be illegal or void, the validity of the remaining portions of the Development Agreement shall be enforced as if the Development Agreement did not contain such illegal or void clauses or provisions, and the parties shall use their best efforts to negotiate an amendment to this Development Agreement which will comply with the judicial order and maintain the originally contemplated rights, duties and obligations of the parties hereunder.

         5.9 Sovereign Immunity. Except for the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference, nothing in this Development Agreement shall be deemed or construed to constitute a waiver of sovereign immunity of the Tribe and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Tribe's duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the Resolution of Limited Waiver which will in any way lessen the rights of any party as set forth in the Resolution of Limited Waiver, including without limitation the covenant therein of the Tribe to preserve its effective terms in the event of future changes in its legal status or governance. This Section 5.9 shall survive termination of this Development Agreement, regardless of the reason for the termination.

         5.10 Representations and Warranties of Developer. The Developer hereby represents and warrants as follows:

                  (a) This Development Agreement has been duly executed and delivered by Developer and will constitute a valid and binding obligation, enforceable against Developer in accordance with its terms.

                  (b) The execution and delivery of this Development Agreement, the performance by Developer of its obligations hereunder and the consummation by Developer of the transactions contemplated hereby will not violate any contract or agreement to which Developer or any of its affiliated companies is a party or any law, regulation, rule or ordinance or any order, judgment or decree of any federal, state, tribal or local court or require any regulatory approval beyond those contemplated herein.

                  (c) Developer has the full legal right, power and authority and has taken all action necessary to enter into this Development Agreement, to perform its obligations hereunder, and to consummate all other transactions contemplated by this Development Agreement.

         5.11 Representations and Warranties of Tribe. The Tribe hereby represents and warrants as follows:

                  (a) The Tribe is a duly organized Indian tribe under the Constitution of the Tribe and laws of the United States. The Tribe agrees that it shall ratify this Development Agreement and its rights, liabilities obligations hereunder and any related document or agreement thereto, including the Resolution of Limited Waiver incorporated herein, within ten (10) days of final agency determination by the United States government recognizing the Tribe as a federally recognized tribe.

                  (b) The Tribe has full legal right, power and authority under the laws for the Tribe and has taken all official Tribal Council action necessary: (i) to enter into this Development Agreement and authorize the Tribe to execute and deliver this Development Agreement, the Facility Loan documentation, Facility Note, Interim Promissory Note, Indemnity Agreement, Dominion Account Agreement, Security Agreement,

Management Agreement, and any and all other documents and agreements related thereto or contemplated thereby (collectively, the "Transaction Documents"),
(ii) to perform its obligations hereunder and thereunder, and (iii) to consummate all other transactions contemplated by this Development Agreement and the other Transaction Documents.

                  (c) This Development Agreement, the Facility Loan documentation and Facility Note, the Interim Promissory Note, and the other Transaction Documents, when executed and delivered by Tribe will constitute a valid and binding obligation, enforceable against Tribe in accordance with their terms.

                  (d) The execution and delivery of this Development Agreement, the Facility Loan documentation and Facility Note, the Interim Promissory Note, and the other Transaction Documents, the performance by Tribe of its obligations hereunder and the consummation by Tribe of the transactions contemplated hereby will not violate any contract or agreement to which Tribe is a party, law, regulation, rule or ordinance or any order judgment or decree of any federal, state, tribal or local court, or require any approval by Governmental Authorities beyond those contemplated herein.

         5.12 Governing Law. This Development Agreement has been negotiated, made and executed at the Tribe's office located in the Commonwealth of Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions, and applicable federal laws.

         5.13 Entire Agreement. This Development Agreement, including all exhibits, represents the entire agreement between the parties and supersedes all prior agreements (except the Management Agreement and its exhibits) relating to the subject matter of construction and development of a Class III Gaming Facility by the Tribe.

         5.14 Representatives of Tribe. The Tribal Council shall furnish to Developer a list of the authorized representatives who are empowered to act on behalf of the Tribe for the purposes of this Development Agreement and the Tribe shall keep such list current.

         5.15    Limitations of Liability.

         (a) Developer expressly agrees that the Tribe's total aggregate liability for damages for breach of the Development Agreement shall be limited in accordance with the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference. The Tribe shall bear no liability for further damages.

         (b) The Tribe expressly agrees that the Developer/Manager shall not be liable for any indirect or consequential damages in connection with its obligations, acts or omissions under the Development Agreement.

         5.16 Approvals. Unless otherwise provided herein, all approvals or consents required by either party hereunder shall not be unreasonably withheld or delayed. Unless otherwise provided herein, approval by the Tribal Council or its duly authorized representative shall be deemed to constitute approval by the Tribe and approval by the Chief Executive Officer of the Developer shall be deemed to constitute approval by the Developer.

         5.17 Best Efforts. Except as otherwise provided herein, Developer and the Tribe shall use their best efforts to perform and fulfill their obligations under this Development Agreement in the manner required by this Development Agreement.

         5.18 Non-disclosure. The parties agree not to divulge to third parties the terms of this Development Agreement or any other proprietary or confidential information exchanged between the parties pursuant to this Development Agreement, unless (i) the information is required to be disclosed pursuant to judicial order or Legal Requirements, (ii) the information is at the time of disclosure already in the public domain, or (iii) to the extent required in order to obtain financing. This prohibition shall not apply to disclosures by either party to their attorneys, accountants, or other professional advisers. In situations where disclosure of the terms of this Development Agreement to regulatory, governmental or judicial entities is required by law or regulations, the parties will make reasonable efforts to secure confidential treatment of the economic terms of this Development Agreement by such entities; provided, however, this disclosure restriction shall not prohibit Developer making any SEC filings it deems legally necessary. The parties agree to consult with each other and cooperate regarding any press releases regarding this Development Agreement and the relationships described herein.

         5.19 Non-Competition and Right of First Offer. Developer agrees that, during the term of this Development Agreement and the Management Agreement neither Developer, nor any parent entity, subsidiary entity or otherwise affiliated entity, shall have any direct or indirect ownership or other interest in, or consult with or otherwise provide any financing or services to, any facility (other than the Facility) where Class II or Class III Gaming is conducted within the States of Massachusetts, Connecticut or Rhode Island (the "Restricted Area") without the prior written consent of the Tribe. In the event that the Tribe desires to conduct Class II or Class III Gaming within the Restricted Area (other than at the Facility) during the term of this Development Agreement or the Management Agreement, the Tribe shall first offer to Developer the right to develop and manage such facility upon the terms and conditions proposed by the Tribe, with a prompt response by Developer required, but in no event later than thirty (30) days after written notice from the Tribe. In the event that Developer declines to accept such offer upon such terms and conditions, the Tribe shall have the right to pursue such Class II or Class III Gaming provided that (i) the Tribe may not offer to an unrelated third party terms and conditions which are more favorable than those offered to Developer, and (ii) such Class II or Class III Gaming shall not commence operations prior to the opening of the Facility unless this Development Agreement or the Management Agreement shall have been terminated. Developer and the Tribe acknowledge that notwithstanding their mutual intent hereunder to develop Class III Gaming, the parties may mutually agree to conduct Class II Gaming at the Facility while conducting Class III Gaming at the Facility. In such event, the Tribe agrees that Developer or its affiliate will manage the Class II Gaming facility for a term of seven (7) years and pursuant to such other terms to which the parties shall mutually agree. The parties shall mutually agree to the scope and size of any Class II Gaming facility that they determine to build and operate as part of the Enterprise.

         5.20 Other Business Opportunities. During the term of this Development Agreement, or until Developer is repaid in full on the Transition Loan and the Facility Loan, whichever is later, the Tribe is free to pursue other real estate and development opportunities; provided it grants to Developer the right of first refusal to participate with the Tribe upon the terms and conditions proposed by the Tribe, with a prompt response by Developer required, but in no event later than thirty (30) days after written notice from the Tribe. In the event that Developer declines to participate with the Tribe upon such terms and conditions, the Tribe shall have the right to pursue such opportunity but may not offer to an unrelated third party terms and conditions which are more favorable than those offered to Developer.

         5.21 Recitals. The recitals at the beginning of this Development Agreement are true and are incorporated by reference herein.


                                    ARTICLE 6
                               DISPUTE RESOLUTION

         6.1 Disputes Between the Tribe and the Developer. Disputes between the Tribe and Developer with respect to this Development Agreement, the Interim Promissory Note, the Facility Note, or any other Transaction Documents, or a party's performance hereunder or thereunder, shall be resolved by the following dispute resolution process and pursuant to the Resolution of Limited Waiver attached hereto.

         (a) The parties shall first meet and confer in a good faith attempt to resolve the dispute through negotiations not later than ten (10) calendar days after receipt of written notice of the dispute, unless both parties agree in writing to an extension of time.

         (b) If the dispute is not resolved to the satisfaction of the parties within thirty (30) calendar days after the first meeting in Subsection 6.1(a) above, then any claim, controversy or dispute arising out of or relating to this Development Agreement, the Facility Note, the Interim Promissory Note, or any other Transaction Document, or any alleged default thereunder or breach of any provisions thereof shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission; except that: (a) the question whether or not a dispute is arbitrable under this Development Agreement, the Facility Note, the Interim Promissory Note, or any other Transaction Document shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Judgment on any arbitration award may be entered in any court having jurisdiction over the parties pursuant to the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference.

         (c) Unless the parties hereto otherwise agree in writing prior of the submission of such claim, controversy or dispute to arbitration, arbitration proceedings under this Article 6 shall be held in Boston, Massachusetts.

         (d) Either party may, at any time prior to the selection of an arbitrator or arbitrators, require that the arbitrator or arbitrators selected be an attorney or attorneys licensed to practice law in the United States and that the attorneys have experience in Indian gaming regulatory and development issues.

         (e) Unless the parties hereto otherwise agree in writing, any matter to be arbitrated shall be submitted to a panel of three arbitrators. One arbitrator shall be selected by the Tribe, one arbitrator shall be selected by Developer and the third arbitrator shall be selected by mutual agreement of the two arbitrators selected by the parties hereto.

         (f) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. In connection with any arbitration award, the arbitrators shall be empowered to take the actions and enforce the judicial remedies described in Paragraph 5 of the Resolution of Limited Waiver; provided however, that although the arbitrators may award damages in the event the Tribe or the Gaming Commission choose not to comply with the award, the arbitrators may not require the Tribe or the Gaming Commission to take or modify any governmental legislative decision or action which the arbitrators have determined has resulted in the dispute between the parties and is contrary to the parties rights, liabilities and obligations under this Development Agreement, the Facility Note, the Interim Promissory Note, or any other Transaction Document ("Specific Performance Restriction"). Provided further, that: (a) should the arbitrators determine that the governmental legislative decision or action by the Tribe or the Gaming Commission in dispute has been made in an unreasonable manner and if the Tribe shall not reverse such governmental legislative decision or action, then the arbitrators shall award treble damages to Developer, Guarantor, Lender, or other claimant, as applicable, for damages suffered as a consequence of the Tribe's or Gaming Commission's governmental legislative decision or action; (b) that such Specific Performance Restriction shall not prevent Developer from enforcing the Facility Note, the Interim Promissory Note, the Security Agreement, the Dominion Account Agreement, or the liens and security interests granted thereunder, nor from realizing on collateral encumbered thereby; and (c) if the unreasonably imposed governmental action involves a tax or other governmental imposition directly or indirectly on the revenues generated from the Enterprise and such tax or imposition has a material adverse impact (as determined by the arbitrators) on Developer's ability to collect or realize upon the obligations owing by the Tribe and/or the collateral securing such obligations, then the arbitrators shall have the authority to grant Developer the right to seek recourse against all tribal assets (including, without limitation, the Limited Recourse assets) with respect to the payment of any arbitration award granted to

Developer and the Tribe hereby agrees to the granting of such expanded recourse rights.

         (g) Except to the extent such enforcement will be inconsistent with a specific provision of this Development Agreement, arbitration awards made pursuant to this Article 6 shall be enforceable under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards.

         (h) In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrator or arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

         (i) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceeding, to the extent permitted by applicable law.


                                    ARTICLE 7
                                    GUARANTY

         7.1 As a material inducement to the Tribe's execution and delivery hereof, contemporaneously herewith Developer has delivered to the Tribe a guaranty of Developer's obligations hereunder (the "Guaranty") substantially in the form of Exhibit I attached hereto and made a part hereof. The Guaranty has been executed by Lakes Gaming, Inc., which owns all of the membership interests in Developer through its wholly-owned subsidiary Lakes Gaming and Resorts, LLC.


                         [SIGNATURES ON FOLLOWING PAGE]

  SIGNATURE PAGE FOR GAMING DEVELOPMENT AGREEMENT FOR CLASS III GAMING FACILITY
                 BETWEEN THE NIPMUC NATION AND LAKES NIPMUC, LLC


         IN WITNESS WHEREOF, the parties hereto have executed this Development Agreement, under seal, as of the above written date.


The Nipmuc Nation                      Lakes Nipmuc, LLC


By: /s/ Robert Hazzard                 By: /s/ Lyle Berman
   -----------------------------          -----------------------------
    Its: Chair                             Its: CEO


ATTEST:

By: /s/ Arthur Selden
   -----------------------------
    Its: Vice Chair

                                LIST OF EXHIBITS


Exhibit A         Legal Description of Gaming Enterprise Site

Exhibit B         Initial Scope of Development Project

Exhibit C         Resolution of Limited Waiver of Immunity from Suit

Exhibit D         Interim Promissory Note

Exhibit E         Indemnity Agreement

Exhibit F         Dominion Account Agreement

Exhibit G         Security Agreement

Exhibit H         Facility Note Form

Exhibit I         Guaranty by Lakes Gaming, Inc.